UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 1, 2009 (November 26, 2009)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)
One Sugar Creek Center Blvd., #125 Sugar Land, Texas 77478 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On November 26, 2009, Hyperdynamics Corporation (“Hyperdynamics,” “we” or “us”) and its wholly-owned subsidiary, SCS Corporation (“SCS”), entered into an Agreement for Exclusive Dealing and Letter of Intent, or Letter of Intent, with Repsol Exploracion, S.A., or Repsol.  Under the binding agreement portion of the Letter of Intent, we agreed to negotiate exclusively with Repsol during the term of the Letter of Intent with regard to the prospective acquisition by Repsol of an undivided 37% working interest in our concession off the coast of the Republic of Guinea.  The concession was granted to us under the Hydrocarbon Production Sharing Contract, dated September 22, 2006, or Production Sharing Contract, between the Republic of Guinea and SCS as modified by the Memorandum of Understanding between the Republic of Guinea and SCS dated September 11, 2009.

A copy of the Production Sharing Contract was filed as Exhibit 10.1 to our Current Report on Form 8-K that was filed with the Securities and Exchange Commission, or SEC, on September 28, 2006.  A copy of the Memorandum of Understanding was filed as Exhibit 10.1 to our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on September 15, 2009.

Portions of the Letter of Intent are non-binding, including the provision for Repsol to take a 37% participating interest in our Guinea concession in exchange for total consideration of U.S. $31.5 million.  The Letter of Intent contemplates that we will work with Repsol to sign definitive documents no later than January 31, 2010, on which date the Letter of Intent will terminate unless extended by further agreement.  The definitive documents include (i) a sale and purchase agreement concerning the working interest, (ii) a deed of assignment of the PSC with all requisite government approvals, and (iii) a joint operating agreement based on the AIPN International Operating Agreement.  Following the entry into the definitive documents, the Letter of Intent contemplates the parties entering into a clarification of, an amendment to, or restatement of, the Production Sharing Contract, as required by, incorporating the relevant terms of, and superseding the Memorandum of Understanding.  We refer to this clarification as the “PSC Clarification.”  The $31.5 million is payable to us upon execution of the PSC Clarification and its entry into full legal effect pursuant to the laws of Guinea.  Following the payment of the $31.5 million by Repsol to us, Repsol is to be named operator under the AIPN International Operating Agreement.

Prior to entering into definitive documents with Repsol regarding the non-binding terms of the Letter of Intent, Repsol is entitled to participate fully with us in the evaluation of technical data leading to direction and interpretation of geological and geophysical data, and in the preparation for negotiations with the government of the Republic of Guinea regarding the terms of the Production Sharing Contract.  Under the terms of the Letter of Intent, Repsol commits to make certain “Seismic Acquisition Payments” upon execution of the definitive documents consisting of (i) a payment equal to 37% of the payments already made by us to Bergen Oilfield Services AS of Norway, or Bergen, (estimated to be $1.63 million net) and (ii) subsequently 37% of $2.8 million, which is the amount owed by us to Bergen upon our receipt of the second and third tranches of certain seismic data.

A copy of the Agreement for Exclusive Dealing and Letter of Intent is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The summary of the Agreement for Exclusive Dealing and Letter of Intent in this Item 1.01 is qualified entirely by the terms and conditions set forth in the Agreement for Exclusive Dealing and Letter of Intent, which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the appointment, which is effective December 7, 2009, of William A. Young as our Executive Vice President for Commercial Affairs, which was disclosed in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on December 1, 2009 and in the accompanying press release, Harry Briers, who is currently an Executive Vice President, will report to Mr. Young in his role as a non-executive director of commercial affairs.

Item 7.01	Regulation FD Disclosure.

On November 30, 2009, we issued a press release entitled, “Hyperdynamics Signs Agreement for Exclusive Dealing and Letter of Intent with Repsol for Interest in Offshore Guinea Oil and Gas Concession”.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 attached hereto, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.  This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 10.1	Agreement for Exclusive Dealing and Letter of Intent effective as of November 26, 2009 between HyperDynamics Corporation and Repsol Exploracion, S.A.

Exhibit 99.1	Press Release dated November 30, 2009 entitled “Hyperdynamics Signs Agreement for Exclusive Dealing and Letter of Intent with Repsol for Interest in Offshore Guinea Oil and Gas Concession”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: December 1, 2009	By:	/s/ JASON D. DAVIS
	Name:	Jason D. Davis
	Title:	Chief Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Agreement for Exclusive Dealing and Letter of Intent effective as of November 26, 2009 between HyperDynamics Corporation and Repsol Exploracion, S.A.

Exhibit 99.1	Press Release dated November 30, 2009 entitled “Hyperdynamics Signs Agreement for Exclusive Dealing and Letter of Intent with Repsol for Interest in Offshore Guinea Oil and Gas Concession”.